UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 3, 2006
Date of Report (Date of Earliest Event Reported)

EESTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32863	33-0922627
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number )	Identification No.)

1260 S. Highway 98, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of Principal Executive Offices and Zip Code)

(928) 636-6255
(Registrant’s Telephone Number, Including Area Code)

23011 Moulton Parkway, Suite A-10
Laguna Hills, California 92653
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

This filing amends the Current Report on Form 8-K filed by EESTech, Inc. on August 3, 2006.

On July 3, 2006, EESTech, Inc. (the “Company”) completed the acquisition of Methgen Inc. (“Methgen”) by acquiring 100% of the issued and outstanding shares of common stock of Methgen. Pursuant to the transaction, the Company issued 763,700 shares of its common stock to eight shareholders of Methgen. In exchange, the Company received 763,700 shares of common stock of Methgen.

At the time of the acquisition, Methgen held a license for the marketing and production rights to the Hybrid Coal Gas Turbine (HCGT) intellectual property in the United States.

The shares of the Company’s common stock were offered and sold to each of the shareholders of Methgen in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

As of February 2007, the license for the marketing and production rights to the HCGT intellectual property in the United States was terminated.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: August 29, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: Chief Executive Officer